TechForce Robotics to Exhibit at CES 2026, Showcasing Full Portfolio of Proprietary Robotics Technologies and Accepting Customer Orders

Your publication date and time will appear here. | Source: Nightfood Holdings Inc.

LOS ANGELES, Dec. 26, 2025 (GLOBE NEWSWIRE) -- via IBN -- Nightfood Holdings, Inc. dba TechForce Robotics (OTCQB: NGTF) ("TechForce" or the "Company"), an AI-driven service-robotics platform focused on hospitality, foodservice, and commercial automation, announces its participation at CES® 2026, taking place January 6–9, in Las Vegas, Nevada. Attendees are invited to visit TechForce Robotics at CES 2026 at **Booth 6911** to experience live demonstrations and speak with the Company's team about product capabilities, deployment options, and ordering opportunities.

"CES is an important milestone for TechForce as we continue to expand our technology portfolio and accelerate commercial adoption," said Ried Floco, TechForce Robotics President. "We look forward to showcasing our proprietary innovations, engaging with partners and customers, and beginning to accept orders as we move into our next phase of growth."

At CES 2026, TechForce will present its full suite of proprietary robotics technologies, including newly developed platforms designed to increase operational efficiency, improve service speed, and drive incremental revenue for enterprise and multi-location customers. The Company will also begin accepting orders for select robotic solutions showcased at the event.

CES attendees will have the opportunity to engage directly with the TechForce team, experience live demonstrations, and learn how the Company's Robotics-as-a-Service (RaaS) platform enables scalable deployment, ongoing support, and recurring value

creation across hospitality, entertainment, and high-traffic commercial environments.

TechForce's presence at CES 2026 underscores the Company's commitment to advancing automation solutions that address real-world operational challenges, including labor constraints, service bottlenecks, and the need for higher throughput in high-density venues such as hotels, bars, restaurants, airports, stadiums, conferences, and entertainment events.

About TechForce Robotics

TechForce Robotics, Inc. is an AI-driven service-robotics and automation company focused on developing, deploying, and scaling autonomous robotic solutions for hospitality, foodservice, and commercial applications. Through a vertically integrated platform that combines proprietary robotics technology, real-world operating environments, and scalable manufacturing, TechForce is accelerating the adoption of automation across multiple industries.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is an emerging robotics company focused on deploying AI-powered automation across multiple industries. Hospitality is the Company's initial sector of entry, where its Robotics-as-a-Service (RaaS) platform addresses repetitive, labor-intensive, and operationally constrained tasks. Nightfood's long-term vision is to expand into additional verticals requiring similar automation solutions, delivering scalable robotics that improve efficiency, reliability, and revenue generation.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and Nightfood Holdings' expected performance, including participation in CES 2026 and anticipated customer engagement. These statements are subject to risks and uncertainties, and actual results may differ materially. Investors are encouraged to review the Company's filings with the Securities and Exchange Commission for additional information.

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Tags

Nightfood Holdings | TechForce Robotics | CES 2026 | Proprietary Innovations | Robotics Technologies | AI-driven automation | RaaS